Exhibit 10.2

THIS DOCUMENT AND EXHIBIT “A” AND EXHIBIT “B” ATTACHED HERETO CONSTITUTE PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

CONSULTATION AGREEMENT

WHEREAS, Telzuit Medical Technologies, Inc., a Florida corporation (the “Company”) and Todd LaVelle (“LaVelle”) and Mike Evertsen (“Evertsen”) have executed and entered into that certain Agreement for Purchase and Sale of Shares dated July __, 2006 (the “Purchase Agreement”); and

WHEREAS, LaVelle and Evertsen, who are officers and were active in the business of both Atlantic Ultrasound, Inc. (“Atlantic”) and Cedars Diagnostic, Inc. (“Cedars”) prior to the Closing Date of the Purchase Agreement, have agreed to serve as consultants to the Company for a period of three (3) months after Closing; and

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, LaVelle, Evertsen and the Company hereby agree as follows:

1. CONSULTATION: For and during the period commencing on the Closing Date of the Purchase Agreement, to wit: August 1, 2006, and ending three (3) consecutive calendar months thereafter, to wit: October 31, 2006, LaVelle and Evertsen agree to consult with and provide consultation and advice to the Company, its agents, officers and/or employees during such customary business hours as may be requested from time to time by the Company. The services to be rendered by LaVelle and Evertsen shall consist of business advice concerning opinions desired by the Company on matters in connection with the operation of the businesses of Atlantic and/or Cedars, relationships with suppliers, insurance providers and governmental agencies, and relationships with customers of Atlantic and Cedars. LaVelle and Evertsen shall have the sole discretion as to the form, manner and place in which said advice shall be given, and shall at no time be under any obligation whatsoever to render a written opinion or report in connection with any advice they may give to the Company concerning any matters of Atlantic and/or Cedars with regard to their businesses. LaVelle and Evertsen, when reasonably requested by the Company, shall devote only such time as LaVelle and Evertsen may deem reasonable and necessary to the matters of the Company. The consultation and advice to be provided shall not in any manner be deemed to create any form of partnership, joint venture or business association between LaVelle, Evertsen and the Company and LaVelle and Evertsen shall be and are hereby relieved and released from any liability arising in any form from the consultation and advice provided to the Company.

2. CONSIDERATION: As consideration for their agreement to provide consultation and advice to the Company, the Company shall issue in the aggregate, 277,000 shares of its common stock (the “Shares”) registered pursuant to the Company’s S-8 Registration Statement, 193,900 Shares in the name of Todd LaVelle and 83,100 Shares in the name of Mike Evertsen; and (b) pay to LaVelle and Evertsen a lump sum payment of $12,000 payable $8,400 to LaVelle and $3,600 to Evertsen.

3. REPRESENTATIONS AND WARRANTIES: In connection with the issuance of the Shares, LaVelle and Evertsen hereby represent and warrant to and agree with the Company as follows:

(a) One or more of the descriptions set forth below is applicable to LaVelle and Evertsen (such applicable item(s) being marked “X” below by Subscriber) and accurately reflect(s) LaVelle’s and Evertsen’s current financial situation (please mark as many as are applicable):

1.	LaVelle is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of the purchase of the Shares exceeds $1,000,000.

2.	LaVelle is a natural person whose income for each of 2004 and 2005 has exceeded $200,000, and there is a reasonable expectation that LaVelle’s income for 2006 will also be in excess of $200,000. Such income is solely that of LaVelle and excludes the income of LaVelle’s spouse.

3.	LaVelle is a natural person whose income, together with that of his/her spouse, for each of 2004 and 2005 has exceeded $300,000, and there is a reasonable expectation that LaVelle’s income (combined with spouse’s) for 2006 will also be in excess of $300,000.

1.	Evertsen is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of the purchase of the Shares exceeds $1,000,000.

2.	Evertsen is a natural person whose income for each of 2004 and 2005 has exceeded $200,000, and there is a reasonable expectation that Evertsen’s income for 2006 will also be in excess of $200,000. Such income is solely that of Evertsen and excludes the income of Evertsen’s spouse.

3.	Evertsen is a natural person whose income, together with that of his/her spouse, for each of 2004 and 2005 has exceeded $300,000, and there is a reasonable expectation that Evertsen’s income (combined with spouse’s) for 2006 will also be in excess of $300,000.

(b) LaVelle and Evertsen acting alone, or LaVelle and Evertsen with the assistance of the investment advisor described below, have the requisite knowledge, experience and sophistication in financial and business matters to enable LaVelle and Evertsen and their advisor, if any, to evaluate the merits, risks and other factors bearing on a decision to invest in the Company and so as to qualify as a “sophisticated investor” as established under relevant statutory, regulatory and judicial authority promulgated or created with regard to the Securities Act of 1933 (the “Securities Act”).

(c) LaVelle and Evertsen and their investment advisor, if any, have had an opportunity to meet with representatives of the Company and to ask questions and receive answers to their satisfaction regarding the proposed business of the Company and its financial condition in order to assist them in evaluating the merits and risks of purchasing the Shares. All material documents and information pertaining to the Company and the investment therein that have been requested have been made available to LaVelle and Evertsen.

(d) At no time was LaVelle or Evertsen presented with or solicited by any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over radio or television or by any other form of general solicitation or general advertising.

5. INDEPENDENT CONTRACTOR STATUS. LaVelle and Evertsen shall provide the consulting services to the Company as independent contractors and, as such, you shall be free to exercise your own discretion and judgment in the performance of such consulting services and with respect to the time, place, method, and manner of performance. Nothing contained in this Agreement or in the performance of any consulting services shall be construed as creating the relationship of employer and employee between the Company and you. You understand that you will not be entitled to participate in any of the Company’s employee benefit plans or otherwise receive any insurance or other employee benefits provided to employees of the Company.

6. WITHHOLDING TAX. The Company shall not withhold federal, state or local taxes with respect to the compensation payable to you under this Agreement, and you shall bear sole responsibility for the payment of all taxes due in connection with such compensation.

7. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. There are no representations or warranties other than as contained herein. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or of a different nature.

8. FLORIDA LAW and VENUE. This Agreement shall be construed according to the laws of the State of Florida (exclusive of the conflicts of law provisions thereof) and shall be binding upon the parties hereto, their successors and assigns. Venue for any legal action which may be brought hereunder shall be deemed to lie in Orange County, Florida.

9. ATTORNEYS’ FEES and COSTS: In the event of any litigation arising under this agreement, the prevailing party shall be entitled to an award of attorneys’ fees and court costs, at trial and on any appeals.

10. TELZUIT MEDICAL TECHNOLOGIES EQUITY COMPENSATION PLAN

(a) The Telzuit Medical Technologies Equity Compensation Plan (the “Plan”)The Plan, a copy of which is attached hereto as Exhibit “A,” and the Company’s latest annual report, a copy of which is attached hereto as Exhibit “B,” are hereby incorporated by reference herein and made a part hereof for all purposes. This document and the exhibits attached hereto constitute part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

(b) The Shares are not being issued pursuant to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Recipient may obtain additional information about the Plan by written request directed to the Company as provided in Section 7 below. The Shares will be an original issuance by the Company.

(c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 and that certain Form S-8 registration statement filed on or about September 1, 2005, as amended, are hereby incorporated by reference herein and made a part hereof for all purposes.

(d) The Company shall furnish to Recipient, upon oral or written request and without charge, a copy of the Plan and any document incorporated herein by reference pursuant to Section 7 below within fifteen (15) days of receipt of such request.

(e) The Recipient acknowledges that he or she is aware of the historical trading volume of the shares of the Company on the OTCBB and as such, recognizes that the Shares received as compensation for services rendered hereunder may not be able to be liquidated in a timely manner or at all.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this              day of July, 2006.

WITNESSES

Todd LaVelle

Mike Evertsen

Telzuit Medical Technologies, Inc.

By:

Name:

Its:

EXHIBIT A

Telzuit Medical Technologies Equity Compensation Plan

The document ATTACHED constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

EXHIBIT B

Telzuit Medical Technologies, Inc.’s

Annual Report on Form 10K or 10KSB

The document ATTACHED constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.